SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2002

APPLIED MICRO CIRCUITS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23193	94-2586591
(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive
San Diego, California 92121
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 450-9333

Item 5. Other Events.

On October 17, 2002, Applied Micro Circuits Corporation (“AMCC”) issued a press release announcing a stock repurchase program of up to $200 million (the “Stock Repurchase Program”). AMCC hereby incorporates by reference the contents of the press release announcing the Stock Repurchase Program filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

99.1	Press Release dated October 17, 2002, announcing the Stock Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ WILLIAM E. BENDUSH
William E. Bendush Senior Vice President, Finance and Administration, and Chief Financial Officer

Date: October 17, 2002

INDEX TO EXHIBITS

99.1	Press Release dated October 17, 2002, announcing the Stock Repurchase Program.

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